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                                                                    Exhibit 23.1
                                                                    ------------



                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated November 27, 1997, except for Notes 14 and 15, for which the date is January 12, 1998, on our audits of the financial statements and financial statement schedule of Artisan Components, Inc. as of September 30, 1997 and 1996 and for the years ended September 30, 1997, 1996 and 1995, which reports are included in the Form S-1 (File No. 333-50243) of Artisan Components, Inc.


                                                /s/ PricewaterhouseCoopers LLP

San Jose, California
July 30, 1998